EXHIBIT 23.1

                             CONSENT TO INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Telescape International, Inc.
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-66417 of our report dated February 22, 1999, relating to the financial statements of Telscape International, Inc. appearing in this Annual Report on Form 10-K -- for the year ended December 31, 1998.

We also consent to the reference to us under the caption "Experts" in the Registration Statement.

Houston, Texas
March 31, 1999